As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way Redwood City, California	94063
(Address of registrant’s principal executive offices)	Zip code

2017 Inducement Plan, as amended and restated

(Full title of the plans)

Linda Rubinstein

Chief Financial Officer

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, California 94063

(650) 656-9323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Kent

Julia Boesch

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 150,000 shares of the common stock, par value $0.0001 per share, of Adverum Biotechnologies, Inc. (“Common Stock”) that may be issued and sold under the Adverum Biotechnologies, Inc. 2017 Inducement Plan, as amended and restated (“2017 Plan”), 81,360 of which are reserved for future issuance and 68,640 of which may be issued upon the exercise of outstanding options granted under the 2017 Plan.

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2017 Plan filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October  11, 2017 (File No. 333-220894), March 7, 2019 ((File  No. 333-230138) as amended by Post-Effective Amendment No. 1 thereto filed on March  12, 2019), August 8, 2019 (File No.  333-233135), August 10, 2020 (File No.  333-243761) and March 1, 2021 (File No. 333-253727).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the SEC and are incorporated herein by reference:

•

The contents of the earlier registration statements on Form S-8 relating to the 2017 Plan, previously filed with the SEC on October 11, 2017 (File No. 333-220894), March 7, 2019 ((File No. 333-230138) as amended by  Post-Effective Amendment No. 1  thereto filed on March 12, 2019), August 8, 2019 (File No. 333-233135), August 10, 2020 (File No. 333-243761) and March 1, 2021 (File No. 333-253727);

•	our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed with the SEC on March 18, 2024 (our “Annual Report”); and

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 9, 2024, August 12, 2024 and November 4, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 5, 2024, February 6, 2024, February 8, 2024, March 20, 2024, June 11, 2024, June 18, 2024, July 17, 2024 and November 18, 2024, to the extent the information in such reports is filed and not furnished;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report for the year ended December 31, 2021, which was filed with the SEC on March 1, 2021.

All documents subsequently filed by the us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit Number	Date	Filed Herewith

4.1	Restated Certificate of Incorporation.	10-Q	001-36579	3.1	November 4, 2024

4.2	Amended and Restated Bylaws.	8-K	001-36579	3.1	June 29, 2020

5.1	Opinion of Cooley LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page hereto).				X

99.1	2017 Inducement Plan, as amended and restated.				X

107	Filing Fee Table.				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on December 19, 2024.

Adverum Biotechnologies, Inc.

By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Fischer and Linda Rubinstein, and each one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Laurent Fischer Laurent Fischer, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2024

/s/ Linda Rubinstein Linda Rubinstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2024

/s/ Patrick Machado Patrick Machado, J.D.	Chairman of the Board	December 19, 2024

/s/ Soo Hong Soo Hong, M.B.A	Director	December 19, 2024

/s/ Szilárd Kiss Szilárd Kiss, M.D.	Director	December 19, 2024

/s/ Mark Lupher Mark Lupher, Ph.D.	Director	December 19, 2024

/s/ C. David Nicholson C. David Nicholson, Ph.D.	Director	December 19, 2024

/s/ James Scopa James Scopa, J.D., M.B.A.	Director	December 19, 2024

/s/ Dawn Svoronos Dawn Svoronos	Director	December 19, 2024

/s/ Reed Tuckson Reed Tuckson, M.D.	Director	December 19, 2024

/s/ Scott Whitcup Scott Whitcup, M.D.	Director	December 19, 2024